Exhibit 10.3

TE CONNECTIVITY LTD.

ANNUAL INCENTIVE PLAN

(as amended and restated effective December 9, 2020)

TE Connectivity Ltd.

Annual Incentive Plan

I.	Purpose.

The purpose of the TE Connectivity Ltd. Annual Incentive Plan (the “Plan”) is to reward the performance of selected Employees who, individually or as members of a group, contribute to the success of TE Connectivity Ltd. (the “Company”) and its subsidiaries, thus providing them a means of sharing in, and an incentive to contribute further to, that success.  The Plan is intended to strengthen the commitment of such Employees by making part of their individual pay dependent on the achievement of corporate financial goals.  The Plan was originally effective as of June 29, 2007 and has been amended and restated several times since.  The effective date of this amended and restated Plan is December 9, 2020.

II.	Definitions.

The following words and phrases shall have the meanings set forth below:

“Annual Plan Description” shall mean the written or unwritten procedures and guidelines established or employed by the Committee pursuant to Section III hereof for the purpose of administering the Plan.

“Award” or “Annual Incentive Award” shall mean the bonus payable to a Participant under the Plan for any Plan Year.

“Annual Base Salary” shall mean, unless otherwise provided by the Committee, the annual compensation, excluding bonuses, commissions, overtime, incentive payments, perquisite allowance, non-monetary awards, directors fees and other fees, relocation expenses, auto allowances, imputed income from group term life insurance, and any other non-recurring item, paid to or on behalf of a Participant for employment services rendered to the Company, before reduction for compensation deferred pursuant to all qualified, nonqualified and cafeteria plans of any Company.  The definition of Annual Base Salary may be modified by the Committee or its designee, as is deemed necessary or appropriate to meet the particular circumstances or needs of a particular country, locality or business.  Unless otherwise provided by the Committee, the Award shall be based on the Annual Base Salary as in effect on September 30th of the Plan Year.

“Board” shall mean the board of directors of TE Connectivity Ltd.  To the extent permissible under applicable law and the operative corporate documentation of the Company, the Board may delegate its authority or discretion to a third party (such as the Company’s Management Development and Compensation Committee or Chief Human Resources Officer (“CHRO”)) and such third party may in turn delegate that authority or discretion to the extent permitted in the Board action.

“Business Unit” shall mean each of the companies or businesses within each Segment.

“Cause” shall mean an Employee’s (i) refusal to perform duties and responsibilities of his or her job as required by the Company, (ii) violation of any fiduciary duty owed to the Company, (iii) conviction of a felony or misdemeanor (or outside of the United States, conviction of a significant crime), (iv) dishonesty, (v) theft, (vi) violation of Company rules or policy, or (vii) other egregious conduct, that has or could have a serious and detrimental impact on the Company and its Employees. Examples of “Cause” may include, but are not limited to, excessive absenteeism, misconduct, insubordination, violation of Company policy (in particular, TE’s Guide to Ethical Conduct and/or TE Policy Avoiding Conflict of Interest), dishonestly, and deliberate unsatisfactory performance (e.g., Employee refuses to improve deficient performance).

“Change in Control” means the first to occur of any of the following events:

(a) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (i) the Company or (ii) any employee benefit plan of the Company (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) persons who, as of December12, 2019 , constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to December 12, 2019, shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such

Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Committee” shall mean the Management Development and Compensation Committee of the Board or such other persons appointed by the Board to administer the Plan and which also may act for the Company or the Board in making decisions and performing specified duties under the Plan.

“Company” shall mean TE Connectivity Ltd. and any subsidiary and affiliate whose Employees have been selected by the Senior Vice President, Chief Human Resource Officer or his/her delegate to participate in the Plan.  The duties and obligations of the “Company” as they relate to a particular Participant shall refer to the specific entity that employs that Participant at such time and not any other entity, unless otherwise specified.

“Disability” shall mean the Participant's permanent and total incapacity resulting in an inability to engage in any employment for the Company for physical or mental reasons.  Disability shall be deemed to exist only when the Participant meets either the requirements for disability benefits under the Company's long-term disability plan or, if the Company has no such plan applicable to the Participant, the requirements for disability benefits under the Social Security law (or similar law outside the United States) then in effect.

“Employee” shall mean any individual employed by the Company on a regular, full-time basis, other than an individual (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) characterized as a “leased employee” within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, (c) classified by the Company as a flexible part-time employee, or (d) classified by the Company as a “contractor” or “consultant”, no matter how characterized by the Internal Revenue Service, other governmental agency or a court or (e) whose terms of employment are covered by the terms and conditions of a collective bargaining agreement (“CBA”) unless participation is provided for under the CBA.  Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“U.S. GAAP” shall mean United States generally accepted accounting principles.

“Individual Performance” considers personal work-related factors that the financial formula does not address.

“Participant” shall mean, for any Plan Year, an Employee who satisfies the eligibility requirements of Section IV.

“Performance Measures” are the preestablished organizational or Individual Performance criteria selected by the Committee or its designee on which the requirements to earn an Annual Bonus are based, which criteria may be based on an annual metric or such shorter or longer metric as determined by the Committee or its designee.

“Plan” shall mean this TE Connectivity Ltd. Annual Incentive Plan, as from time to time amended and in effect.

“Plan Year” shall mean the fiscal year of the Company or any other period designated by the Committee.

“Retirement” shall mean voluntary termination of employment on or after a Participant has attained the age and other requirements for retirement described in the Annual Plan Description.

“Schedule” shall mean the Performance Measures established for each Plan Year as set out for each business and function.

“Segment” shall mean each of the major business segments within the Company.  As of December 9, 2020, the Segments of the Company are Transportation Solutions, Industrial Solutions and Communication Solutions.

“Target Award” is the cash bonus that will be paid for target performance, expressed as a percentage of Annual Base Salary.  A Target Award will be assigned to each Participant at the beginning of the Plan Year based on job level or other competitive guidelines; and may change based on job assignment.

“Termination of Employment” shall mean the cessation of employment with the Company, voluntarily or involuntarily, for any reason.

III.	Administration.

The Plan shall be administered by the Committee or its designee consistent with the purpose and the terms of the Plan.  On an annual basis, or such other basis as determined by the Committee, the Committee shall approve, for the overall company and for each Segment and business unit, the Performance Measures selected for the Plan Year to the extent not delegated to the Chief Executive Officer.  The Committee shall have full power and authority to interpret the Plan, to approve Awards, to make factual determinations, to prescribe, amend and rescind any rules, forms, or Annual Plan Description as the Committee deems necessary or appropriate for the proper administration of the Plan, and to make any other determinations and take such other actions as it deems necessary or advisable in carrying out its duties under the Plan, including the delegation of any such authority or power, where appropriate.  All decisions and determinations by the Committee or its designee shall be final, conclusive and binding on the Company, all Employees, Participants, and Plan beneficiaries, and any other persons having or claiming an interest hereunder.

IV.	Eligibility.

Subject to the limitations contained in this Section IV or the Annual Plan Description, and also subject to any local requirements imposed by the Company, including requiring eligible Employees’ acceptance of the terms and conditions of a restrictive covenant agreement as a condition to participation, all Employees identified, either individually or by group classification, are eligible to participate in the Plan.  Employees shall be eligible to receive an Award calculated under only one Schedule of this Plan for any specific period in time.  An Employee may, however, participate in more than one Schedule provided that participation in each such Schedule shall be pro-rated in a manner consistent with the Annual Plan Description.  During any period in which an Employee participates in this Plan (including any sub-program hereunder), he or she may not participate in any other annual incentive compensation program (including other sub-programs under this Plan) offered by the Company, unless otherwise provided by the Committee (or its designee) in its sole discretion.

V.	Determination of Awards.

The Committee (or its designee) shall have the authority to enact rules applicable to the payment of awards under the Plan, either for all Participants or for selected Participants (including without limitation by country, business unit or other classification, as are deemed necessary and appropriate as determined by the Committee (or its designee) in its sole and absolute discretion.  Subject to the Committee’s (or its designee’s) discretion to adjust any Award individually or by class or as otherwise permitted under the rules of the Plan described in the Annual Plan Description, the amount of each Participant’s Award, if any, shall be determined in accordance with the Performance Measures approved for such Participant.  Award calculations are generally based on Segment, Business Unit, or overall Company financial results, or any combination thereof, and are subject to adjustments based on Individual Performance.

VI.	Payment of Awards.

The Committee shall determine the level of achievement attained under the Performance Measures applicable under each Schedule.  Awards payable to each Participant under his / her applicable Schedule shall be determined after an assessment of the Participant’s Individual Performance for the Plan Year.  Subject to the provisions of Section VII, authorized Awards shall then be payable in cash in a single sum on the date established by the Committee, or as soon as administratively feasible thereafter, at the end of the Plan Year or another time period, if applicable, provided however, that all Awards will be paid no later than the 15th day of the third month following the later of, a) the end of the Plan year or b) the last day of the calendar year in which falls the last day of the Plan year, except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement.

Unless otherwise prohibited under applicable law, no Award under the Plan shall be deemed earned until actually paid.  No Participant who commits an act giving rise to Cause shall be entitled to an Award.  In addition, the Committee shall have the authority to establish any other terms and conditions applicable to the Awards (including the mandatory return of all or any portion of an award previously paid) as are deemed necessary and/or appropriate to comply with applicable rules adopted or to be adopted by the Securities Exchange Commission, New York Stock Exchange or any other governmental agency or stock exchange having the authority to establish rules affecting the payment of compensation under this Plan.

Unless otherwise prohibited under applicable law, a Participant must be employed by the Company as a regular, full-time Employee on the Award payment date in order to receive an Award, or on such other date as may be determined by the Committee for any Plan Year.  A Participant who incurs a Termination of Employment prior to the end of the Plan Year shall not be entitled to an Award except to the extent otherwise required under applicable law.  Notwithstanding the foregoing, in the event of a Termination of Employment on account of death, Disability, Retirement or divestiture during the Plan Year, or as otherwise provided under the TE Connectivity Corporation Officer or Broad-based Severance Plans, or as otherwise provided by the Committee or its designee, the Company may make a pro rata payment of the Award that would otherwise have been paid to the Participant.  Subject to the provisions of Section VII, authorized Awards shall then be payable in cash in a single sum on the date established by the Committee, or as soon as administratively feasible thereafter.

If a Participant was (a) on an unpaid approved leave of absence during the Plan Year; or (b) not employed by the Company at the beginning of the Plan Year, payment of any Award may be pro-rated.

Notwithstanding any provision herein to the contrary, the Committee shall have full power and authority to decide, in its sole discretion, exercised consistent with the Company’s best interest, that no Awards or lesser Award amounts shall be paid under the Plan for a given Plan Year or that no Award shall be paid to any one or more Participants.  The Committee shall also have the full power and authority to decide, in its sole discretion, exercised consistent with the Company’s best interest, that greater amounts shall be paid to designated businesses under the Plan for a given year or to any one or more participants. Any such decision by the Committee shall be final, conclusive and binding on the Company, all Employees, Participants, and Plan beneficiaries, and any other persons having or claiming an interest hereunder.

VII.	Change in Control.

In the event of a Change in Control, the performance targets established by the Committee for the Plan Year in which the Change in Control occurs shall be deemed to be satisfied at a level of 100% of each Participant’s target amount, and each Participant will be entitled to receive a pro-rated payment of the Award through the date of the Change in Control, unless otherwise provided by the Committee.  In addition, no later than 90 days after the date of Change in Control, the Committee (as constituted prior to the date of Change in Control) shall provide, in its discretion, for any of the following actions to apply to each Award that is outstanding as of the date of Change in Control:  (i) the assumption of such Award by the acquiring or surviving corporation after such Change in Control; or (ii) the payment of such Award by the acquiring or surviving corporation, at the Participant’s request, in cash.  The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.

VIII.	Deferred Awards.

Any Participant who is eligible to participate in the TE Connectivity Corporation Supplemental Savings and Retirement Plan, or any successor plan (the “DCP”) and who makes a deferral election in the manner prescribed by the DCP shall have that portion of his/her Award deferred under the DCP.  The Committee shall also have the authority to approve deferral of Awards under any other deferred compensation plan or arrangement sponsored by the company.

IX.	Amendment and Termination.

The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce, or in any manner adversely affect the rights of any Participant with respect to, Awards determined by the Committee to be outstanding as of the effective date of such amendment, suspension, discontinuance or termination.

X.	Designation of Beneficiary.

Any payments under the Plan payable to a Participant following the Participant’s death shall be payable to the beneficiary designated on the Participant’s Company-provided life insurance policy or, if none or if there are conflicting beneficiaries, to the Participant’s estate or as otherwise provided by will or under the applicable lows of descent and distribution.

XI.	No Implied Rights.

The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan shall not be construed as conferring any legal or other right upon any Employee for the continuation of employment through the end of the Plan Year or other period.  The Company expressly reserves the right, which may be exercised at any time and in the Company’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

XII.	Adjustment for Non-Recurring Items.

Notwithstanding anything herein to the contrary, the Committee in applying Performance Measures, may, in its discretion, exclude unusual or infrequently occurring items and the cumulative effect of changes in the law, regulations or accounting rules, and may determine to exclude other items, each determined in accordance with U.S. GAAP (to the extent applicable).

XIII.	Obligations to Company.

If a Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, such Participant’s future Awards under the Plan may be offset, at the Committee’s discretion, to the extent necessary to cover the amounts owing to the Company.  If a Participant receives an Award and such Participant has engaged in acts that the Committee, in its sole discretion, determines to constitute Cause, the amount of such Award shall be treated as a liability of the Participant to the Company that the Company may offset against any amounts otherwise payable to the Participant.

If the Committee or its designee reasonably suspects the Participant has an outstanding debt, obligation, or other liability to the Company, any Award otherwise distributable shall be placed by the Company in escrow but shall earn interest at market rate pending the conclusion of the Committee’s (or its designee’s) investigation.  Following the end of such an investigation, the amount in escrow, reduced by the amount the Participant owes the Company, if any, shall be distributed to the Participant.  All determinations under this Article XIII shall be made by the Committee (or its designee) in its sole discretion.

XIV.	Nonalienation of Benefits.

Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer other than by will or the laws of descent and distribution, alienate, or otherwise encumber the Participant’s interest under the Plan.  The Company’s obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership which acquires all or substantially all of the Company’s assets or (b) any corporation or partnership into which the Company may be merged or consolidated.  The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

XV.	Withholding Taxes.

The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any Award under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his estate).  Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such Awards.

XVI.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan of incentive compensation for Participants.  Awards payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such Awards shall be made.  Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such

Participant any rights to assets that are greater than the rights of an unsecured general creditor of the Company.

XVII.	Governing Law; Severability.

The Plan and all determinations made and actions taken under the Plan shall be governed by the law of Pennsylvania (excluding the choice of law provisions thereof) and construed accordingly.  If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which parts shall remain in full force and effect.

XVIII.	Headings.

Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

XIX.	Gender, Singular and Plural.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require.  As the context may require, the singular may read as the plural and the plural as the singular.

XX.	Notice.

Any notice or filing required or permitted to be given to the Committee (or its designee) under the Plan shall be sufficient if in writing and mailed to the Senior Vice President, Chief Human Resources Officer  at TE Connectivity Ltd., 1050 Westlakes Drive, Berwyn, Pa. 19312, or to such other entity as the Committee (or its designee) may designate from time to time.  Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

XXI.	Overpayments.

In the event that a Participant receives payment for an Award under this Plan that exceeds the amount that the Participant should have received under this Plan (as determined by the Committee or its designee), the Participant shall be required immediately to repay to the Company the excess amount, provided that the Committee or its designee may instead offset such Participant’s future Awards or other forms of compensation including but not limited to base pay, under the Plan to the extent necessary to recoup the amount owed.